UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

DIGITALGLOBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34299	31-1420852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Dry Creek Drive, Suite 260

Longmont, Colorado 80503

(Address of principal executive offices, including zip code)

(303) 684-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

This Current Report on Form 8-K is being filed in connection with the consummation on January 31, 2013 of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 22, 2012, as amended, between DigitalGlobe, Inc., a Delaware corporation (“DigitalGlobe” or the “Company”), GeoEye, Inc., a Delaware corporation (“GeoEye”), 20/20 Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of DigitalGlobe (“Merger Sub”), and WorldView, LLC, a Delaware limited liability company and a wholly owned subsidiary of DigitalGlobe (“Merger Sub 2”) (the “Merger Agreement”).

Pursuant to the Merger Agreement, on January 31, 2013 Merger Sub merged with and into GeoEye (the “Merger”), and the separate corporate existence of Merger Sub ceased, with GeoEye continuing as the surviving corporation in the Merger (the “Surviving Corporation”) and the Surviving Corporation was merged with and into Merger Sub 2 (the “Subsequent Merger” and, together with the Merger, the “Combination”), with the separate corporate existence of the Surviving Corporation having ceased and Merger Sub 2 continuing as the surviving company in the Subsequent Merger.

The Merger Agreement is described in more detail in DigitalGlobe’s Current Reports on Form 8-K dated July 23, 2012 and August 30, 2012.

The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Merger.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Credit Agreement

On January 31, 2013, DigitalGlobe established a $550 million, seven-year senior secured term loan facility (the “Term Loan Facility”) and a $150 million, five-year senior secured revolving credit facility (the “Revolving Credit Facility”, and together with the Term Loan Facility, the “Credit Facility”), the terms of which are set forth in a Credit and Guaranty Agreement dated as of January 31, 2013 (the “Credit Agreement”) among the Company, the guarantors party thereto, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) and as collateral agent. The Term Loan Facility is being used to fund the acquisition of GeoEye, Inc. and repay or redeem certain existing indebtedness of the Company and GeoEye, Inc. The Revolving Credit Facility will be available for working capital and general corporate purposes. The Credit Agreement provides that with respect to the Credit Facility up to $50 million is available for letters of credit and up to $20 million is available for swing line loans (the “Swing Line Loans”) on same-day notice.

The obligations of the Company under the Credit Facility are guaranteed by certain of the Company’s domestic subsidiaries (the “Subsidiary Guarantors”) and are secured by substantially all of the assets of the Company and the Subsidiary Guarantors, subject to certain exceptions. The Credit Agreement contains affirmative and negative covenants that the Company believes are usual and customary for a senior secured credit agreement. The negative covenants include, among other things, limitations on asset sales, mergers and acquisitions, indebtedness, liens, dividends, investments and transactions with the Company’s affiliates. The Credit Agreement also requires the Company to maintain a maximum leverage ratio and minimum interest coverage ratio.

Borrowings under the Credit Agreement will bear interest, at the Company’s option, at a rate equal to either an adjusted LIBOR rate or a base rate, in each case plus the applicable margin. The applicable margin for borrowings under the Term Loan Facility is 2.75% for adjusted LIBOR loans or 1.75% for base rate loans, with a step-down to 2.50% for adjusted LIBOR loans or 1.50% for base rate loans if the Company’s leverage ratio is less than or equal to 2.50:1.00. The applicable margin for borrowings under the Revolving Credit Facility may change depending on the Company’s leverage ratio, up to a maximum of 2.50%. The Company will also pay a commitment fee of between 37.5 to 50 basis points, payable quarterly, on the average daily unused amount of the Revolving Credit Facility based on the Company’s leverage ratio from time to time.

As of the date of this filing, the Company has not drawn any amounts under the Revolving Credit Facility.

The description of the Credit Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 10.1 and incorporated herein by reference.

Cerberus Registration Rights Agreement

Pursuant to the Merger Agreement, DigitalGlobe entered into a Registration Rights Agreement, dated January 31, 2013 (the “Cerberus Registration Rights Agreement”) with Cerberus Satellite LLC, a Delaware limited liability company, Cerberus Partners II, L.P., a Delaware limited partnership, and Cerberus Series Four Holdings, LLC (together, the “Holders”). The Holders were issued shares of DigitalGlobe common stock and shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred

Shares”) pursuant to the Merger Agreement. DigitalGlobe agreed to provide to the Holders and their direct and indirect transferees certain registration rights in connection with the issuance of the common stock and the Preferred Shares to the Holders.

The description of the Cerberus Registration Rights Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 10.2 and is incorporated herein by reference.

The information in Item 2.03 of this Form 8-K is hereby incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On January 31, 2013, the business combination of DigitalGlobe and GeoEye pursuant to the terms of the Merger Agreement was completed. At the effective time of the Merger on January 31, 2013 (the “Effective Time”), Merger Sub merged with and into GeoEye, and the separate corporate existence of Merger Sub ceased, with GeoEye continuing as the surviving corporation in the Merger, and immediately after the Effective Time the Surviving Corporation was merged with and into Merger Sub 2, with the separate corporate existence of the Surviving Corporation having ceased and Merger Sub 2 continuing as the surviving company in the Subsequent Merger. The Merger Agreement and transactions contemplated thereby, including the Merger, were approved by DigitalGlobe’s board of directors and GeoEye’s board of directors. DigitalGlobe’s stockholders approved the issuance of DigitalGlobe common stock in the Merger at the special meeting of DigitalGlobe stockholders held on December 3, 2012, and GeoEye’s stockholders adopted the Merger Agreement at the special meeting of GeoEye stockholders held on December 3, 2012.

In accordance with the terms of the Merger Agreement, GeoEye common stockholders had the right to elect, prior to an election deadline of January 29, 2013, either 1.137 shares of DigitalGlobe common stock and $4.10 per share in cash, 100% of the consideration in cash ($20.27) or 100% of the consideration in stock (1.425 shares of DigitalGlobe common stock), for each share of GeoEye common stock they own, with the amount of cash and stock subject to proration depending upon the elections of GeoEye stockholders, such that the aggregate consideration mix reflects the ratio of 1.137 shares of DigitalGlobe common stock and $4.10 per share in cash. In respect of each common share for which a valid election was not made by the election deadline, former GeoEye stockholders will receive 1.137 shares of DigitalGlobe common stock and $4.10 per share in cash.

Pursuant to the Merger Agreement, each outstanding share of GeoEye Series A convertible preferred stock was converted into (i) an amount of cash (without interest) equal to $4.10 for each share of GeoEye common stock into which such share of GeoEye Series A convertible preferred stock was convertible immediately prior to the effective time of the merger and (ii) 1.000 share of Digital Globe Series A convertible preferred stock. Prior to the Merger, 80,000 shares of GeoEye Series A convertible preferred stock were outstanding, all of which were held by Cerberus Satellite LLC.

GeoEye is a leading provider of geospatial information and insight for decision makers and analysts who need a clear understanding of our changing world to protect lives, manage risk and optimize resources. Each day, organizations in defense and intelligence, public safety, critical infrastructure, energy and online media rely on GeoEye’s Earth imagery, geospatial expertise and enabling technology to support important missions around the globe. Widely recognized as a pioneer in high-resolution satellite imagery, GeoEye has evolved into a complete provider of geospatial intelligence solutions.

A copy of the press release issued by DigitalGlobe on January 31, 2013 announcing the completion of the Merger is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On January 31, 2013, DigitalGlobe completed its previously announced private offering of $600 million aggregate principal amount of 5.25% Senior Notes due 2021 (the “Notes”). In connection with the issuance of the Notes, DigitalGlobe entered into an Indenture, dated as of January 31, 2013 (the “Indenture”), among DigitalGlobe, certain subsidiaries of DigitalGlobe named therein, as guarantors thereto (the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”), and a Registration Rights Agreement, dated as of January 31, 2013 (the “Notes Registration Rights Agreement”), among DigitalGlobe, the Guarantors, and Morgan Stanley & Co. LLC, as representative of the several initial purchasers of the Notes (the “Initial Purchasers”). The Notes were offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.

Indenture

The terms of the Indenture provide that, among other things, the Notes are senior unsecured obligations of DigitalGlobe and the Guarantors and will rank equally with DigitalGlobe’s and the Guarantors’ unsecured unsubordinated debt, senior to any of DigitalGlobe’s and the Guarantors’ subordinated debt, and will effectively be subordinated to DigitalGlobe’s and the Guarantors’ secured debt, including indebtedness under the new credit facilities, to the extent of the assets securing such debt. DigitalGlobe’s obligations under the Notes are unconditionally guaranteed, jointly and severally, by all of DigitalGlobe’s existing and future domestic subsidiaries that guarantee the borrowings under DigitalGlobe’s new credit facilities or certain other debt.

Interest on the Notes accrues at a rate of 5.25% per annum. The Notes mature on February 1, 2021. Interest on the Notes is payable semiannually on each February 1 and August 1, commencing on August 1, 2013, to holders of record of the Notes on the immediately preceding January 15 or July 15, respectively.

Optional Redemption. DigitalGlobe may redeem some or all of the Notes at any time and from time to time on or after February 1, 2017, at the redemption prices set forth in the Indenture. DigitalGlobe may redeem some or all of the Notes at any time prior to February 1, 2017, at a redemption price equal to 100% of their principal amount, plus a “make-whole” premium, together with accrued and unpaid interest to, but not including, the redemption date. In addition, at any time prior to February 1, 2016, DigitalGlobe may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a redemption price equal to 105.25%.

Repurchase upon Change of Control. If a change of control (as defined in the Indenture) occurs, DigitalGlobe must give holders of the Notes an opportunity to sell to DigitalGlobe their Notes at a purchase price of 101% of the principal amount of such Notes, plus accrued and unpaid interest to, but not including, the date of purchase.

Other Covenants. The Indenture contains covenants restricting, among other things, DigitalGlobe’s ability and the ability of certain of DigitalGlobe’s subsidiaries to (i) incur additional indebtedness; (ii) pay dividends on, repurchase or make distributions in respect of its common stock or make other restricted payments; (iii) make certain investments; (iv) incur restrictions on the ability of DigitalGlobe’s subsidiaries to pay dividends or to make other payments to DigitalGlobe; (v) sell or transfer assets; (vi) grant liens on assets; (vii) enter into sale and leaseback transactions; (viii) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; and (ix) enter into certain transactions with DigitalGlobe’s affiliates. These covenants and other restrictive covenants are subject to a number of qualifications and exceptions set forth in the Indenture.

Events of Default. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include non-payment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of a specified percentage in principal amount of the then-outstanding Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Notes to be due and payable.

Use of Proceeds. The net proceeds from borrowings under the new credit facilities and this offering of Notes, along with cash on hand, were used to (i) pay the cash consideration under the Merger Agreement; (ii) refinance indebtedness outstanding under DigitalGlobe’s existing credit facility; (iii) fund the discharge and redemption of all of GeoEye’s outstanding 9.625% Senior Secured Notes due 2015 and 8.625% Senior Secured Notes due 2016 (together, the “GeoEye Notes”); and (iv) pay fees and expenses related to the foregoing transactions.

The description of the Indenture is qualified in its entirety by the copy thereof which is attached as Exhibit 4.1 and incorporated herein by reference. The description of the Notes is qualified in its entirety by the forms thereof which are attached as Exhibit 4.2 and incorporated herein by reference.

Notes Registration Rights Agreement

In connection with the issuance of the Notes, DigitalGlobe has agreed with the Initial Purchasers, for the benefit of the holders of Notes, pursuant to the Notes Registration Rights Agreement, that unless the Notes shall be freely transferable by non-affiliates pursuant to Rule 144 under the Securities Act by the 366th day following the date of issue of the Notes, it will use its commercially reasonable efforts, at its expense, to file an exchange offer registration statement or, under specific circumstances, a shelf registration statement. If DigitalGlobe fails to comply with certain of its obligations under the Notes Registration Rights Agreement, DigitalGlobe will pay additional interest on the Notes.

The description of the Notes Registration Rights Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 4.3 and incorporated herein by reference.

The Initial Purchasers and their affiliates have provided in the past to DigitalGlobe and its affiliates and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In particular, certain of the Initial Purchasers and their affiliates were party to or lenders under DigitalGlobe’s previous credit facilities, which DigitalGlobe has repaid and refinanced as part of the aforementioned transactions, and therefore have received or will receive a portion of the amounts repaid under such credit facilities. In addition, each of the Initial Purchasers or their affiliates have provided DigitalGlobe a portion of its new credit facilities in connection with the Merger. Morgan Stanley & Co. LLC and Barclays Capital Inc. are also acting as DigitalGlobe’s financial advisors in connection with the Merger. The Initial Purchasers and their affiliates have received, or may in the future receive, customary fees and commissions for each of these transactions. In addition, an affiliate of Morgan Stanley & Co. LLC owns approximately 15.9% of DigitalGlobe’s outstanding common stock as of December 31, 2012. In the event that any of the Initial Purchasers or their affiliates own any of the outstanding common or preferred stock or debt securities of GeoEye, they will receive a portion of the net proceeds of the offering of Notes.

Credit Agreement

The description of the Credit Agreement under Item 1.01 of this Form 8-K is also responsive to this Item 2.03 and is incorporated herein by reference.

ITEM 3.03	MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.

The information in Item 5.03 of this Form 8-K is hereby incorporated herein by reference.

The description of the terms of the Series A convertible preferred stock is qualified in its entirety by the provisions of the Certificate of Designations which is attached as Exhibit 3.1 and incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective upon the consummation of the Merger, the size of the DigitalGlobe Board of Directors (the “Board”) was increased from 9 to 10 and the following four directors were appointed to the Board: (1) Lt. Gen. James A. Abrahamson (USAF, Ret.) who will be appointed as a DigitalGlobe Class I director for a term expiring at the DigitalGlobe annual meeting in 2013, (2) General Michael P.C. Carns (USAF, Ret.), who will be appointed as a DigitalGlobe Class II director for a term expiring at the DigitalGlobe annual meeting in 2014 and (3) Martin C. Faga and Lawrence A. Hough each of whom will be appointed as DigitalGlobe Class III directors for a term expiring at the DigitalGlobe annual meeting in 2015. Each of the four new directors had been a member of the GeoEye board of directors prior to the consummation of the Merger and were appointed to the Board in connection with the Merger Agreement. Pursuant to the terms of the Merger Agreement, Cerberus Capital Management, L.P. and certain of its affiliates (collectively, “Cerberus”) had the right to designate one director to be appointed to DigitalGlobe’s Board. General Carns was Cerberus’ designated director to be appointed to the Board. Mr. Hough has been appointed to the Audit Committee and the Compensation Committee of the Board. Mr. Faga has been appointed to the Governance and Nominating Committee and the Risk Management Committee of the Board.

In addition, effective upon the consummation of the Merger, Paul M. Albert, Jr., Alden Munson Jr. and Eddy Zervigon have resigned from the DigitalGlobe Board. Effective upon the consummation of the Merger, the remaining DigitalGlobe board members were assigned to the following classes: Jeffrey R. Tarr, Nick S. Cyprus and James M. Whitehurst were each designated to serve as DigitalGlobe Class I directors for a term expiring at the DigitalGlobe annual meeting in 2013, General Howell M. Estes III and Kimberly Till were each designated to serve as DigitalGlobe Class II directors for a term expiring at the DigitalGlobe annual meeting in 2014, and Warren C. Jenson was designated as a DigitalGlobe Class III Director for a term expiring at the DigitalGlobe annual meeting in 2015.

Initially, General Abrahamson, General Carns, Mr. Faga and Mr. Hough will receive director and meeting fees in a manner consistent with other fees paid to the Board.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On January 31, 2013, DigitalGlobe filed the Certificate of Designations with the Secretary of State of the State of Delaware to authorize the designation and issuance of 80,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share. Pursuant to the Merger Agreement, the entire class of Series A Convertible Preferred Stock was issued to Cerberus Satellite LLC. The rights, preferences, and privileges of the Series A convertible preferred stock are as follows:

Ranking. DigitalGlobe’s Series A convertible preferred stock ranks senior to DigitalGlobe’s common stock with respect to dividend and liquidation rights.

Conversion. Holders of DigitalGlobe Series A convertible preferred stock may convert their shares of DigitalGlobe Series A convertible preferred stock at any time, in whole or in part, into shares of DigitalGlobe common stock at a conversion price of $26.17 per share of DigitalGlobe common stock, subject to customary anti-dilution adjustments.

Dividends. Holders of DigitalGlobe Series A convertible preferred stock are entitled to receive, when, as and if declared by the DigitalGlobe board of directors out of assets legally available for the payment of dividends, quarterly cash dividends at a rate of 5% per annum on the liquidation preference of the DigitalGlobe Series A convertible preferred stock. To the extent such dividends are not declared and paid in cash on any quarterly dividend payment date, such dividends will automatically accrue and be added to the liquidation preference of the DigitalGlobe Series A convertible preferred stock. Holders of DigitalGlobe Series A convertible preferred stock are also entitled to participate on an as-converted basis in any dividends payable on DigitalGlobe’s common stock.

Voting Rights. Each holder of DigitalGlobe Series A convertible preferred stock is entitled to vote such holder’s DigitalGlobe Series A convertible preferred stock on an as-converted basis based on the number of shares of DigitalGlobe common stock into which such holder’s shares of DigitalGlobe Series A convertible preferred stock would be convertible on the record date for the vote or consent of stockholders. Generally, holders of DigitalGlobe common stock and DigitalGlobe Series A convertible preferred stock vote together as a class on all matters submitted to a vote of stockholders of DigitalGlobe, except those matters required by laws or by the terms of the certificate of designations for the DigitalGlobe Series A convertible preferred stock to be submitted to a class vote by the holders of DigitalGlobe Series A convertible preferred stock (for example, matters related to certain proposed changes to DigitalGlobe’s certificate of incorporation or bylaws which would change the rights of holders of DigitalGlobe Series A convertible preferred stock), in which case the holders of DigitalGlobe Series A convertible preferred stock only shall vote as a separate class.

Liquidation Rights. If DigitalGlobe liquidates, dissolves or winds up, DigitalGlobe may not make any distributions to holders of any capital stock ranking junior to the DigitalGlobe Series A convertible preferred stock unless DigitalGlobe first pays holders of the DigitalGlobe Series A convertible preferred stock an amount equal to:

•	the liquidation preference of $1,000 per share plus all dividends accrued and added to the liquidation preference as described above in this Item 3.02 under “Dividends”, plus

•	accrued dividends to the date of such payment.

In the event that there are insufficient funds to pay the full amount due to the holders of DigitalGlobe Series A convertible preferred stock and holders of other classes or series of preferred stock that are equal in rank with the DigitalGlobe Series A convertible preferred stock as to payments upon liquidation, then the DigitalGlobe Series A convertible preferred stock and each such class will share such funds on a pari passu basis.

Certain Restrictions. DigitalGlobe may not declare or pay any dividend or make any other payment or distribution on account of DigitalGlobe’s capital stock of any class junior in rank to the DigitalGlobe Series A convertible preferred stock other than dividends with respect to which the holders of the DigitalGlobe Series A convertible preferred stock are entitled to participate as described above under “—Dividends.”

Redemption. DigitalGlobe may, at its option, redeem the DigitalGlobe Series A convertible preferred stock at a price equal to the liquidation preference plus accrued dividends to the redemption date on or after September 22, 2016 at such time as:

(i)	the volume-weighted average price of DigitalGlobe’s common stock exceeds 175% of the conversion price of the DigitalGlobe Series A convertible preferred stock for a period of 30 consecutive trading days, and

(ii)	DigitalGlobe’s common stock is designated for quotation on The New York Stock Exchange, NYSE AMEX Equities, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market and shall not have been suspended from trading on such exchange or market nor shall delisting or suspension by such exchange or market have been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then-effective minimum listing maintenance requirements of such exchange or market.

The description of the terms of the Series A convertible preferred stock is qualified in its entirety by the provisions of the Certificate of Designations which is attached as Exhibit 3.1 and incorporated herein by reference.

ITEM 8.01	OTHER EVENTS.

On January 31, 2013, GeoEye discharged the indentures governing GeoEye’s outstanding 9.625% Senior Secured Notes due 2015 and 8.625% Senior Secured Notes due 2016 (together, the “GeoEye Notes”) and, in connection therewith, called the GeoEye Notes for redemption.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Any financial statements required by this item will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

Any pro forma financial information required by this item will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d)	Exhibits.

Exhibit Number	Description

3.1	Certificate of Designation of Series A Convertible Preferred Stock filed with the Delaware Secretary of State on January 31, 2013.

4.1	Indenture, dated as of January 31, 2013, among DigitalGlobe, Inc., certain subsidiaries of DigitalGlobe, Inc., as guarantors thereto, and U.S. Bank National Association, as trustee.

4.2	Form of 5.25% Senior Note due 2021 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of January 31, 2013, among DigitalGlobe, Inc., certain subsidiaries of DigitalGlobe, Inc., and Morgan Stanley & Co. LLC, as representative of the several initial purchasers of the 5.25% Senior Notes due 2021 of DigitalGlobe, Inc.

10.1	Credit Agreement, dated January 31, 2013, by and among DigitalGlobe, Inc., the guarantors party thereto, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent.

10.2	Registration Rights Agreement, dated January 31, 2013 by and between DigitalGlobe, Inc., Cerberus Satellite LLC, Cerberus Partners II, L.P., and Cerberus Series Four Holdings, LLC.

99.1	Press Release, dated January 31, 2013, announcing the completion of the combination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITALGLOBE, INC.

Date: January 31, 2013	By:	/s/ Daniel L. Jablonsky
Daniel L. Jablonsky
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

3.1	Certificate of Designation of Series A Convertible Preferred Stock filed with the Delaware Secretary of State on January 31, 2013.

4.1	Indenture, dated as of January 31, 2013, among DigitalGlobe, Inc., certain subsidiaries of DigitalGlobe, Inc., as guarantors thereto, and U.S. Bank National Association, as trustee.

4.2	Form of 5.25% Senior Note due 2021 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of January 31, 2013, among DigitalGlobe, Inc., certain subsidiaries of DigitalGlobe, Inc., and Morgan Stanley & Co. LLC, as representative of the several initial purchasers of the 5.25% Senior Notes due 2021 of DigitalGlobe, Inc.

10.1	Credit Agreement, dated January 31, 2013, by and among DigitalGlobe, Inc., the guarantors party thereto, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent.

10.2	Registration Rights Agreement, dated January 31, 2013 by and between DigitalGlobe, Inc., Cerberus Satellite LLC, Cerberus Partners II, L.P., and Cerberus Series Four Holdings, LLC.

99.1	Press Release, dated January 31, 2013, announcing the completion of the combination.